FOURTH AMENDED AND RESTATED BYLAWS OF INVENTRUST PROPERTIES CORP. ARTICLE I. OFFICES SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located at such place as the board of directors may designate. SECTION 2. OTHER OFFICES. The corporation may have additional offices, including a principal executive office, at such places as the board of directors may from time to time determine or the business of the corporation may require. ARTICLE II. MEETINGS OF STOCKHOLDERS SECTION 1. ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held on the date and at the time and place set by the board of directors. Subject to Section 9(a) of this Article II, any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by any statute to be stated in the notice of meeting. SECTION 2. SPECIAL MEETINGS. (a) General. Each of the chair of the board, chief executive officer, president and board of directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 2, a special meeting of stockholders shall be held on the date and at the time and place set by the chair of the board, chief executive officer, president or board of directors, whoever has called the meeting. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice of meeting. (b) Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the board of directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information and certifications required by paragraphs (a)(3) and (4) of Section 9 of this Article

2 II. Upon receiving the Record Date Request Notice, the board of directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the board of directors. If the board of directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request Notice is received by the secretary. (2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary. (3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting. (4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the board of directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the board of directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder- Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the board of directors fails to designate a place for a Stockholder-Requested Meeting within ten (10) days

3 after the Delivery Date, then such meeting shall be held at the principal executive office of the corporation. In fixing a date for a Stockholder-Requested Meeting, the board of directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the board of directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the board of directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The board of directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b). (5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the corporation’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting. (6) The chair of the board, chief executive officer, president or board of directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five (5) Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). (7) For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

4 SECTION 3. PLACE OF MEETINGS. Subject to Section 12 of this Article II, meetings of stockholders shall be held at the principal executive office of the corporation or at such other place as shall be set in accordance with these bylaws and stated in the notice of the meeting. SECTION 4. NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. The corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 9(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this Section 4. SECTION 5. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. At any meeting of stockholders, the presence in person or by remote communication, if applicable, or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chair of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

5 Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following officers present at the meeting in the following order: the vice chair of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the board of directors or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the board of directors or the chair of the meeting shall record the minutes of the meeting. Even if present at the meeting, the person holding office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. SECTION 6. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise. SECTION 7. PROXIES; VOTING OF SHARES OF CERTAIN HOLDERS. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.

6 A holder of record of shares of stock of the corporation may cast votes in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law and that is compliant with these bylaws (including, if applicable, Section 9(c)(3) of this Article II) and filed in accordance with the procedure established for the meeting. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the corporation before or at the meeting. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy. Stockholders having voting power shall not be entitled to exercise cumulative voting rights. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors. Stock of the corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy. Shares of stock of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the board of directors considers necessary or desirable. On receipt by the corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification. SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent

7 setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders. SECTION 9. NOMINATIONS AND STOCKHOLDER BUSINESS. (a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, (iii) by any stockholder of the corporation present in person at the annual meeting who (1) was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 9(a) and at the time of the annual meeting (or any postponement or adjournment thereof), (2) who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, and (3) who has complied with this Section 9(a), or (iv) by any Eligible Stockholder (as defined below) who complies with the procedures set forth in Section 13 of this Article II. Other than Section 9(c)(5) and Section 13 of this Article II, the foregoing clause (iii) shall be the exclusive means for a stockholder to (x) propose business to be brought before an annual meeting of the stockholders and (y) make any nomination of a person or persons for election to the board of directors at an annual meeting of the stockholders. (2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 9 and shall be delivered to the secretary at the principal executive office of the corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. (3) Such stockholder’s notice shall set forth: (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in a proxy statement or

8 other filings required to be made in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”); (ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the text of the proposed amendment), and (C) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act; (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person: (A) the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person; (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six (6) months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company);

9 (D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (E) any pending or threatened legal proceeding in which such stockholder, Proposed Nominee or Stockholder Associated Person, is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation; and (F) a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends to, in the case of director nominations, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 9(a) and any Proposed Nominee: (A) the name and address of such stockholder, as they appear on the corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; (v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; (vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business; and (vii) all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

10 (4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by (i) a certificate executed by the Proposed Nominee (A) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation, (b) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any Proposed Nominee, the secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (c) will serve as a director of the corporation if elected and will notify the corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s unwillingness or inability to serve as a director and (d) if elected as director of the corporation, intends to serve until the next annual meeting of stockholders, (B) consenting to being named in the corporation’s proxy statement and accompanying proxy card relating to the meeting of stockholders at which the Proposed Nominee is being nominated for election, and (C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded) and (ii) a certificate executed by the stockholder certifying that such stockholder will comply with Rule 14a-19 promulgated under the Exchange Act in connection with its solicitation of proxies in support of any Proposed Nominee. (5) Notwithstanding anything in this subsection (a) of this Section 9 to the contrary, in the event that the number of directors to be elected to the board of directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(4) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the corporation. (6) For purposes of this Section 9, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

11 (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 9(b), no stockholder may nominate an individual for election to the board of directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors, (ii) by a stockholder of the corporation present in person at the special meeting that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 2 of this Article II and that has supplied the information and certifications required by paragraphs (a)(3) and (4) of this Section 9 with respect to each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with Section 2(a) of this Article II for the purpose of electing directors, by any stockholder of the corporation present in person at the special meeting who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 9 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 9. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the board of directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the corporation’s notice of meeting, if the stockholder’s notice, containing the information and certifications required by paragraphs (a)(3) and (4) of this Section 9, is delivered to the secretary at the principal executive office of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. (c) General. (1) A stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall update and supplement their notice to the corporation, if necessary, so that the information and certifications provided or required to be provided by such stockholder, any Proposed Nominee and any Stockholder Associated Person in such notice pursuant to this Section 9 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any

12 adjournment or postponement thereof). Further, if any information or certifications submitted pursuant to this Section 9 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 9. Any such stockholder shall notify the corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information or certification. Upon written request by the secretary or the board of directors, any such stockholder, Proposed Nominee or Stockholder Nominee (as defined below), as applicable, shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 9, (B) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 9 as of an earlier date and (C) an updated certification by each Proposed Nominee or Stockholder Nominee, as applicable, that such individual will serve as a director of the corporation if elected. If a stockholder, Proposed Nominee or Stockholder Nominee, as applicable, fails to provide such written verification, written update or written certification within such period, the information as to which such written verification, written update or written certification was requested may be deemed not to have been provided in accordance with this Section 9. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal, substitute or replace any Proposed Nominee or Stockholder Nominee, or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders. (2) Only such individuals who are nominated in accordance with this Section 9 or Section 13 of this Article II, as applicable, shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 9. For the avoidance of doubt, a stockholder proposing a Proposed Nominee or Stockholder Nominee, as applicable, shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at a meeting or (ii) substitute or replace any Proposed Nominee or Stockholder Nominee, as applicable, unless such substitute or replacement is nominated in accordance with this Section 9 or Section 13 of this Article II, as applicable (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee or Stockholder Nominee, as applicable, in accordance with the deadlines set forth in this Section 9 or Section 13, as applicable). If the corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder shall provide written notice to the corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 9 or Section 13, as applicable, becomes unwilling or unable to serve on the board of directors, then the nomination

13 with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 9 or Section 13 of this Article II, as applicable. (3) In addition to the requirements of this Section 9 with respect to any nomination proposed to be made at a meeting, each Nominating Person (as defined below) shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 9, the corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the corporation’s nominees if the Nominating Person soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Nominating Person to (A) provide the corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the judgment of the board of directors to satisfy the corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon the request of the corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a- 19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Nominating Person), such Nominating Person shall deliver to the corporation, no later than seven (7) Business Days prior to the applicable meeting, sufficient evidence in the judgment of the board of directors that the Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. For purposes of this Section 9, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination of any Proposed Nominee or Stockholder Nominee, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation of proxies for the Proposed Nominee or Stockholder Nominee, as applicable. (4) For purposes of this Section 9, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the United States Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act. “Present in person” shall mean that the stockholder nominating any person for election to the board of directors at a meeting of the stockholders of the corporation, or proposing that business be brought before a meeting of the stockholders, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

14 (5) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the corporation to omit a proposal from, any proxy statement filed by the corporation with the United States Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 9 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act. (6) Nominations made pursuant to this Section 9 shall have the impact as described in Article II, Section 13(i). SECTION 10. INSPECTORS OF ELECTION. The board of directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. SECTION 11. APPLICABILITY OF THE MARYLAND CONTROL SHARE ACQUISITION ACT AND MARYLAND BUSINESS COMBINATION ACT. (a) Notwithstanding any other provision of the Charter or these bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the corporation. This subsection 11(a) may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition. (b) By virtue of a resolution adopted by the board of directors prior to or at the time of the adoption of these bylaws (and the adoption of these bylaws shall be deemed to be, and shall be conclusive evidence of, the adoption of such resolution), any business combination (as defined in Section 3-601 of the MGCL) between the corporation and any other person or entity or group of persons or entities is exempt from the provisions of Subtitle 6 of Title 3 of the MGCL; provided, that such business combination has been first approved by the board of directors (including a majority of directors who are not affiliated with the interested stockholder (as defined in Section 3-601 of the MGCL)). The approval by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors shall be

15 required in order for the board of directors to opt in to the provisions of Subtitle 6 of Title 3 of the MGCL. SECTION 12. TELEPHONE AND REMOTE COMMUNICATION MEETINGS. The board of directors or chair of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment in any manner permitted by Maryland law. In addition, the board of directors may determine that a meeting not be held at any place, but instead may be held solely by means of remote communications in any manner permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting. SECTION 13. PROXY ACCESS. (a) Notwithstanding anything to the contrary in these bylaws, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 13, the corporation shall include in its proxy statement and related additional soliciting materials relating to the election of directors, if any (the “Company Proxy Materials”) pursuant to Section 14(a) of the Exchange Act, in addition to any individuals nominated for election by or at the direction of the board of directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the board of directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section l3 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 13, the “Required Information” that the corporation shall include in the Company Proxy Materials is (1) the information provided to the secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (2) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary of the corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section l3 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 13, the corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the board of directors, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation. (b) To be eligible to require the corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 13, an Eligible Stockholder must have Owned (as defined below) at least three percent or more of the shares of common stock, $0.001 par value per share (the “Common Stock”), of the corporation outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is received by the secretary of the corporation in accordance with this Section l3 and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 13, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of

16 Common Stock as to which the Eligible Stockholder possesses both (l) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (i) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (ii) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (iii) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (B) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (iv) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on five Business Days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders. For purposes of this Section 13, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the board of directors. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act. (c) To be eligible to require the corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 13, an Eligible Stockholder must provide to the secretary of the corporation, in proper form and within the times specified below, (1) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 13 (a ‘‘Notice of Proxy Access Nomination”) and (2) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the secretary of the corporation at the principal executive office of the corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 9(c)(4) of Article II) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so delivered or mailed to and received by the secretary not earlier

17 than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement (as defined in Section 9(c)(4) of Article II) of the date of such annual meeting is first made. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above. (d) To be in proper form for purposes of this Section 13, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information and certifications: (1) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the secretary of the corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (i) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (ii) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 13; (2) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (3) information and certifications that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to paragraphs (a)(3) and (4) of Section 9 of this Article II; (4) a written undertaking executed by the Stockholder Nominee (i) that such Stockholder Nominee (A) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation and (B) consents to being named in the Company Proxy Materials and will serve as a director of the corporation if elected and (ii) attaching a completed Stockholder Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request by the Eligible Stockholder, and shall include all information relating to the Stockholder Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Stockholder Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor

18 provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded); (5) the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the board of directors requires of all directors at such time, including, without limitation, agreeing to be bound by the corporation’s code of conduct, insider trading policy and other similar policies and procedures; (6) a representation that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (ii) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 13, (iii) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-l(l) and Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the board of directors, (iv) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (v) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (vi) has not provided and will not provide facts, statements or information in its communications with the corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading; (7) a written description of any agreement, arrangement or understanding with, or commitment or assurance to, any person or entity as to how the Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question or issues or questions generally in his or her capacity as a director, together with a copy of any such agreement, arrangement or understanding, if written; (8) a written undertaking that the Eligible Stockholder (i) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 13, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation pursuant to this Section 13 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 13, and (ii) indemnifies and holds harmless the corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative,

19 against the corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 13; (9) a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the board of directors, together with a copy of any such agreement, arrangement or understanding if written; and (10) in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination. The corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (i) as may reasonably be required by the corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director, (ii) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (iii) as may reasonably be required by the corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder. (e) To be eligible to require the corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 13, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 13 shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten Business Days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the corporation not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any postponement or adjournment thereof). (f) In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect. (g) Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 13 that requires the Eligible Stockholder to provide any

20 written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (3) a “group of investment companies,” as such term is defined in Section 12(d)(l)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund Family”), shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 13, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary of the corporation such documentation as is reasonably satisfactory to the board of directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof. (h) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 13 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 13 and whom the board of directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that one or more vacancies for any reason occur on the board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the board of directors elects to reduce the size of the board of directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 13 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 13 whose nomination is subsequently withdrawn or whom the board of directors decides to nominate for election to the board of directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 13 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the maximum number of

21 Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 13(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 13(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the secretary of the corporation. If the maximum number is not reached after the highest- ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 13(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the corporation to comply with this Section 13), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 13. (i) The corporation shall not be required to include, pursuant to this Section 13, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (1) for which meeting the secretary of the corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 9 of this Article II, (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-l(l) and Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (3) if such Stockholder Nominee would not qualify as an Independent Director (as defined in the Charter), (4) if the election of such Stockholder Nominee as a director would cause the corporation to fail to comply with these bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded, or any applicable state or federal law, rule or regulation, (5) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (7) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any facts, statements or information to the corporation or the stockholders required or requested pursuant to this Section 13 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 13 or (9) if the Eligible Stockholder who has

22 nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 13, in each instance as determined by the board of directors, in its sole discretion. (j) Notwithstanding anything to the contrary set forth herein, the board of directors or the officer of the corporation presiding at an annual meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (1) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 13, as determined by the board of directors or such officer, or (2) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 13. For purposes of this Section 13(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. (k) Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election to the board of directors at such annual meeting or (2) does not receive a number of “for” votes equal to at least 25% of the number of votes cast by stockholders in the election of such Stockholder Nominee at such annual meeting shall be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 13 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 13(k) shall not prevent any stockholder from nominating any individual to the board of directors pursuant to and in accordance with Section 9 of Article II. (l) This Section 13 provides the exclusive method for a stockholder to require the corporation to include nominee(s) for election to the board of directors in the Company Proxy Materials. ARTICLE III. DIRECTORS SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the Charter or by these bylaws conferred upon or reserved to the stockholders. SECTION 2. NUMBER AND TENURE. A majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL or the Charter, nor more than eleven (11), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

23 SECTION 3. RESIGNATION. Any director of the corporation may resign at any time by delivering his or her resignation to the board of directors, the chair of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. SECTION 4. FILLING OF VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder. Any vacancy on the board of directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. SECTION 5. ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors. The board of directors may provide, by resolution, the time and place for the holding of regular meetings of the board of directors without other notice than such resolution. SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chair of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them. The board of directors may provide, by resolution, the time and place for the holding of special meetings of the board of directors without other notice than such resolution. SECTION 7. NOTICE OF MEETINGS. Notice of any special meeting of the board of directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Neither the business to

24 be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be stated in the notice, unless specifically required by statute or these bylaws. SECTION 8. ORGANIZATION. At each meeting of the board of directors, the chair of the board or, in the absence of the chair, the vice chair of the board, if any, shall act as chair of the meeting. In the absence of both the chair and vice chair of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chair of the meeting. The secretary or, in his or her absence, an assistant secretary of the corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chair of the meeting shall act as secretary of the meeting. SECTION 9. ATTENDANCE BY TELEPHONE. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. SECTION 10. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than were required to establish a quorum. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter, or these bylaws. If enough directors have withdrawn from a meeting to leave fewer than were required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these bylaws. SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the board of directors. SECTION 12. COMMITTEES. The board of directors shall designate an audit committee consisting of at least three (3) independent directors. The audit committee shall govern itself in accordance with the terms of a charter which it shall adopt. The board of directors may appoint from among its members an executive committee and other committees composed of one or more directors, to serve at the pleasure of the board of directors. The board of directors may delegate to such committees any of the powers of the board of directors, except as prohibited by

25 law. Except as may be otherwise provided by the board of directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole discretion. Notice of committee meetings shall be given in the same manner as notice for special meetings of the board of directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The board of directors, or in the absence of such designation, the applicable committee, may designate a chair of any committee, and such chair or, in the absence of a chair, any two (2) members of any committee (if there are at least two (2) members of the committee) may fix the time and place of its meeting unless the board of directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee. Subject to the provisions hereof, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee. SECTION 13. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors but, by resolution of the board of directors, or adoption by the board of directors of a director compensation plan or program, directors may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor. SECTION 14. RELIANCE. Each director and officer of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence. SECTION 15. CERTAIN RIGHTS OF DIRECTORS. The directors shall have no responsibility to devote their full time to the affairs of the corporation. Any director, officer,

26 employee or agent of the corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the corporation. SECTION 16. RATIFICATION. The board of directors or the stockholders may ratify and make binding on the corporation any action or inaction by the corporation or its officers to the extent that the board of directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise may be ratified, before or after judgment, by the board of directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction. SECTION 17. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors under Article III of these bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (a) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the board of directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors. ARTICLE IV. WAIVER OF NOTICE Whenever any notice of a meeting is required to be given pursuant to the Charter or these bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. ARTICLE V. OFFICERS SECTION 1. NUMBER. The officers of the corporation shall include a president, a secretary and a treasurer and may include a chair of the board, a vice chair of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer,

27 one or more assistant secretaries and one or more assistant treasurers. Any two (2) or more offices, except president and vice president, may be held by the same person. SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent. SECTION 3. ADDITIONAL OFFICERS. The board of directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. SECTION 4. REMOVAL AND RESIGNATION. Any officer or agent of the corporation may be removed, with or without cause, by the board of directors if in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign at any time by delivering his or her resignation to the board of directors, the chair of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the corporation. SECTION 5. FILLING OF VACANCIES. A vacancy in any office may be filled by the board of directors for the balance of the term. SECTION 6. CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer. In the absence of such designation, the chair of the board shall be the chief executive officer of the corporation. The chief executive officer shall have general responsibility for implementation of the policies of the corporation, as determined by the board of directors, and for the management of the business and affairs of the corporation. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time. SECTION 7. CHIEF FINANCIAL OFFICER. The board of directors may designate a chief financial officer. In the absence of such designation, the treasurer shall be the chief financial officer of the corporation. The chief financial officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer. SECTION 8. CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer. In the absence of such designation, the president shall be the chief

28 operating officer of the corporation. The chief operating officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer. SECTION 9. CHAIR OF THE BOARD. The board of directors may designate from among its members a chair of the board, who shall not, solely by reason of these bylaws, be an officer of the corporation. The board of directors may designate the chair of the board as an executive or non-executive chair. The chair of the board shall preside over the meetings of the board of directors. The chair of the board shall perform such other duties as may be assigned to him or her by these bylaws or the board of directors. SECTION 10. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the corporation. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. SECTION 11. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors or, in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president and when so acting, shall have the powers of and be subject to all the restrictions upon the president. The vice president (or each of them if there are more than one) shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the board of directors. If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; senior vice president; regional vice president; and vice president. SECTION 12. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors. SECTION 13. TREASURER. The treasurer shall have the custody of the funds and securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the

29 name and to the credit of the corporation in such depositories as may be designated by the board of directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the board of directors. In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the corporation. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at the regular meetings of the board of directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the corporation. SECTION 14. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the board of directors. SECTION 15. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director. ARTICLE VI. STOCK SECTION 1. CERTIFICATES. Except as may be otherwise provided by the board of directors or any officer of the corporation, stockholders of the corporation are not entitled to certificates representing the shares of stock held by them. In the event that the corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the corporation in any manner permitted by the MGCL. In the event that the corporation issues shares of stock without certificates, to the extent then required by the MGCL, the corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. SECTION 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the board of directors or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein. SECTION 3. LOST CERTIFICATES. Any officer of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued

30 by the corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the board of directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation. SECTION 4. RECORD DATE. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein. SECTION 5. REGISTERED OWNERS. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland. SECTION 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The board of directors may authorize the corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these bylaws, the board of directors may authorize the corporation to issue units consisting of different securities of the corporation. ARTICLE VII. INDEMNIFICATION AND INSURANCE SECTION 1. INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the corporation and at the request of the corporation,

31 serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity (each an “Indemnified Party”). The rights to indemnification and advance of expenses provided by the Charter and these bylaws shall vest immediately upon election of a director or officer. The corporation may, with the approval of its board of directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the corporation or a predecessor of the corporation. The indemnification and payment or reimbursement of expenses provided in these bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. SECTION 2. INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the corporation, or arising out of such status. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. ARTICLE VIII. GENERAL PROVISIONS SECTION 1. DIVIDENDS OR DISTRIBUTIONS. Dividends and other distributions upon the stock of the corporation may be authorized by the board of directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the corporation, subject to the provisions of law and the Charter. SECTION 2. FUNDS FOR DIVIDENDS OR DISTRIBUTIONS. Before payment of any dividends or other distributions, there may be set aside out of any assets of the corporation available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the board of directors shall determine, and the board of directors may modify or abolish any such reserve. SECTION 3. CONTRACTS. The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation when duly authorized or ratified by action of the board of directors and executed by an authorized person.

32 SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or agent of the corporation in such manner as shall from time to time be determined by the board of directors. SECTION 5. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited or invested from time to time to the credit of the corporation as the board of directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the board of directors may determine. SECTION 6. FISCAL YEAR. The fiscal and taxable years of the corporation shall begin on January 1st and end on December 31st. SECTION 7. SEAL. The board of directors may authorize the adoption of a seal by the corporation. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Incorporated Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The board of directors may authorize one or more duplicate seals and provide for the custody thereof. Wherever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation. SECTION 8. STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. ARTICLE IX. EXCLUSIVE FORUM FOR CERTAIN LITIGATION Unless the corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the stockholders of the corporation or (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the MGCL, the Charter or these bylaws, or (b) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the corporation consents in writing to such court.

33 ARTICLE X. AMENDMENTS The board of directors is vested with the power to alter or repeal any provision of these bylaws and to adopt new bylaws; provided, that any amendment by the board of directors to Section 11 of Article II must also be approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. In addition, to the extent permitted by law, the stockholders may alter or repeal any provision of these bylaws and adopt new bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. .